UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2011

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

100 Hayden Avenue
Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Existing Employment Arrangements with Frank Thomas.

On November 30, 2011, in connection with the prior appointment of Frank Thomas as Chief Operating Officer, interim President and interim Chief Executive Officer of AMAG Pharmaceuticals, Inc., or the Company, the Company entered into an amendment to the existing employment agreement, or the Employment Agreement Amendment, with Mr. Thomas.  Pursuant to the Employment Agreement Amendment, Mr. Thomas’ base salary was increased to $415,000 per year, effective retroactively to November 4, 2011, and the Company agreed to grant Mr. Thomas a monthly bonus of $20,000, or the Supplemental Bonus, for so long as Mr. Thomas serves as interim Chief Executive Officer, provided that in any event Mr. Thomas shall be entitled to at least six months of such Supplemental Bonus payments.  Consistent with the terms of Mr. Thomas’ existing employment agreement, Mr. Thomas remains eligible to earn an annual bonus of up to fifty percent (50%) of his base salary per year upon the achievement of certain performance goals determined by the Company’s Board of Directors or the Board’s Compensation Committee.  Mr. Thomas’ severance arrangements under his existing employment agreement remain in effect except that if the Company terminates his employment without “cause” as defined in his existing employment agreement or he resigns for “good reason” as defined in his existing employment agreement, Mr. Thomas shall also be entitled to any unpaid Supplemental Bonus payments due under his amended employment agreement.

Mr. Thomas has informed the Company that he intends to use a portion of the after tax proceeds from any Supplemental Bonus payment to purchase on a monthly basis shares of the Company’s common stock at the then prevailing market price for such shares pursuant to a 10b5-1 plan which has been established by Mr. Thomas.

The other provisions of the existing employment agreement with Mr. Thomas remain unchanged from the forms of agreements previously described in and filed with the Company’s Securities and Exchange Commission filings.  A copy of the Employment Agreement Amendment is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

On November 30, 2011, the Compensation Committee, pursuant to authority delegated by the Board of Directors, granted Mr. Thomas 20,000 restricted stock units under the terms and conditions of the Second Amended and Restated Equity Incentive 2007 Plan, which vest as follows: 50% on the first anniversary of the grant date, 25% on the second anniversary of the grant date, and the remaining 25% on the third anniversary of the grant date. If the Company terminates Mr. Thomas’ employment without “cause” as defined in his existing employment agreement or he resigns for “good reason” as defined in his existing employment agreement, and Mr. Thomas complies with certain release requirements under the restricted stock unit agreement, then the next upcoming vesting date shall be accelerated and the restricted stock units related to such vesting date shall immediately vest, and no additional restricted stock units will vest thereunder.  A copy of the Form of November 2011 Restricted Stock Unit Agreement with respect to this grant is filed herewith as Exhibit 10.2 and is incorporated by referenced herein.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Company hereby furnishes and/or files the following exhibits:

10.1	Second Amendment to Employment Agreement, dated as of November 30, 2011, by and between the Company and Frank Thomas (filed herewith)
10.2	Form of November 2011 Restricted Stock Unit Agreement. (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Joseph L. Farmer
Joseph L. Farmer
General Counsel and Senior Vice
President of Legal Affairs

Date: December 2, 2011

Exhibit Index

10.1	Second Amendment to Employment Agreement, dated as of November 30, 2011, by and between the Company and Frank Thomas (filed herewith)
10.2	Form of November 2011 Restricted Stock Unit Agreement. (filed herewith)